Exhibit 4.04

THE COMMON STOCK TO BE ISSUED PURSUANT TO THIS AGREEMENT HAS NOT BEEN REGISTERED
   UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE COMMON STOCK ISSUED PURSUANT HERETO MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR
 OTHERWISE DISPOSED OF UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR AN
                    EXEMPTION FROM REGISTRATION IS AVAILABLE.

                        COMMON STOCK PURCHASE AGREEMENT

     This Common Stock Purchase Agreement (this "Agreement"), dated January 15, 2001, is by and between Lenz Products, Inc. (Company named applied to be changed to "Canadian Rockport Homes International, Inc.), a Delaware corporation, located at Suite 507, 700 West Pender Street, Vancouver, B.C., Canada V6C 1G8 ("Lenz") and Karey Michelle Robinson, located at 3921 West 13th Avenue, Vancouver, B.C., Canada V6R 2T1 ("Investor").

                                    Agreement
                                    ---------

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         16.      Sale  and Issuance of Shares.  In consideration for Investor's
                  ----------------------------
     consideration and covenants set forth herein, Lenz shall issue to Investor Karey Michelle Robinson, Twelve Thousand Five Hundred (12,500) shares of common stock of Lenz (the "Shares") on, or before, the Issuance Date as defined herein. Upon payment, the Shares shall be fully paid, duly issued, and non-assessable. Payment for the Shares shall be $2.00 per share for a total price of $25,000.00. Such payment shall be made upon the execution of this Agreement.

          17.     Investor  Representations  and Warranties.  In order to induce
                  -----------------------------------------
     Lenz to accept this Agreement, Investor hereby represents and warrants to Lenz as follows:

          (a)     Investor  Intent.  The Investor is acquiring the Shares herein
                  ----------------
subscribed solely for her own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and the Investor will hold the Shares as an investment.

          (b)     Accredited  Investor.  Investor  has  the financial ability to
                  --------------------
bear the economic risk of an investment in Lenz, has adequate means of providing for her current needs and personal contingencies, has no need for liquidity in such investment and could afford a complete loss of such investment. With respect to the investment made under this Agreement, Investor is an "Accredited Investor" as such term is defined in Regulation D promulgated by the Act. Investor understands that the categories included within the definition of "Accredited Investor" which pertain to natural persons are as follows: (i) any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of her purchase, exceeds One Million Dollars ($1,000,000) and (ii) any natural person who had an individual income in excess of Two Hundred Thousand Dollars ($200,000) in each of the two most recent years or joint income with that person's spouse in excess of Three Hundred Thousand Dollars ($300,000) in each of those years and has a reasonable expectation of reaching the same income level in the current year.

          (c)     Opportunity  to  Investigate.  Investor  or  her  Investment
                  ----------------------------
Advisor (if any) has been given a full opportunity to ask questions of and to receive answers from the officers, agents and representatives of Lenz concerning the terms and conditions of this Agreement and the business of Lenz and to obtain such other information that the Investor or her Investment Advisor (if any) desires in order to evaluate an investment in Lenz, and all such questions have been answered to the full satisfaction of the Investor. Investor acknowledges that the Investor or the Investor's Investment Advisor (if any) has had access to the same kind of information concerning Lenz that is required by Schedule A of the Act to the extent that Lenz possesses such information.

          (d)     Reviewed  Merits  With  Investments  Advisor.  Investor  has
                  --------------------------------------------
reviewed the merits of an investment in Lenz with tax and legal counsel and an investment advisor to the extent deemed advisable by Investor.

          (e)     Acknowledgment  of  Risks.  Investor  acknowledges  and
                  -------------------------
understands that (i) Lenz is in a very competitive field, and expects to encounter competition from other companies which have substantially more resources and experience, and are better known, than Lenz; (ii) Lenz's future is dependent upon its acceptance in the marketplace, and there can be no assurances that acceptance will be achieved; (iii) although Lenz cannot accurately predict its future operating results, it will incur losses from operations subsequent to the date hereof and extending into an indeterminable time in the future and there can be no assurances that it will ever achieve profitability; (iv) the aggregate number of capital shares sold by Lenz, from time to time, and the price at which such shares are sold, will be determined by the Board of Directors of Lenz, in its discretion, giving consideration to the needs of Lenz to obtain financing, and there can be no assurances that Lenz will not sell capital shares in the future at a lower per-share price; (v) Lenz will require additional financing in the future, has no commitments for such financing at this time and no assurances can be given that Lenz will be able to obtain such financing, on terms acceptable to Lenz, at the time it is required, and (vi) in purchasing the Shares, Investor is making a highly speculative investment.


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          (f)     Shares  Not  Registered.  Investor understands that the Shares
                  -----------------------
have not been registered under the Act, or the securities laws of certain states, in reliance upon specific exemptions from registration thereunder, and he agrees that her Shares may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except pursuant to a registration in compliance with the Act and applicable state securities laws, pursuant to Rule 144 promulgated under the Act and similar provisions under applicable state securities laws, or pursuant to an exemption from registration.

          (g)     No Federal or State Endorsement.  Investor understands that no
                  -------------------------------
federal or state agency has made any finding or determination as to the fairness of an investment in, or any recommendation or endorsement of, the Shares.

          (h)     Additional Financing.  The Investor understands that Lenz will
                  --------------------
require additional financing in the figure, that Lenz has no commitments for such financing at this time and has no assurances that it will be able to obtain additional financing, or if obtained what price, terms and conditions will be attached to such financing. The Investor acknowledges that Lenz intends to issue substantial shares in several rounds of future financings, and that in the course of such issuances, the Investor's percentage ownership in Lenz will be substantially diluted.

          (i)     Independent Investigation.  In making her decision to purchase
                  -------------------------
the Shares, the Investor has relied solely upon independent investigations made by her or by her Investment Advisor (if any) and information received from Lenz. She has received no representation or warranty from Lenz or any of its affiliates, employees or agents, except as set forth herein.

          (j)     Accuracy and Survival of Representations.  Each representation
                  ----------------------------------------
and warranty of Investor contained herein and all information furnished by Investor to Lenz is true, correct and complete in all respects. All representations and warranties set forth above or in any other written statement or document delivered by Investor in connection with the transaction contemplated hereby will be true, correct and complete in all respects on and as of the date of the issuance of the Shares, as if made on and as of such date and shall survive such issuance.

Lenz has obtained the representations and warranties set forth above for informational purposes, and such representations and warranties should not be construed as indicative of any exemption Lenz may claim from the registration requirements under the Act.

          18.     Lenz  Representations  and  Warranties.  In  order  to  induce
                  --------------------------------------
     Investor to accept this Agreement, Lenz hereby represents and warrants to Investor, as follows:

          (a)     Legal  Authority.  It  has  full  and valid legal authority to
                  ----------------
enter  into  this  Agreement;

          (b)     No  Contractual  Bar.  The  entry into this Agreement will not
                  --------------------
violate  any  contract  or  agreement  to  which  it  is  a  party;

          (c)     Stock  Sale  Information.  The information provided by Lenz to
                  ------------------------
Investor concerning this sale of Lenz common stock is true, correct, and complete;

          (d)     Accuracy and Survival of Representations.  Each representation
                  ----------------------------------------
and warranty of Lenz contained herein and all information furnished by Lenz is true, correct and complete in all respects. All representations and warranties set forth above or in any other written statement or document delivered by Lenz in connection with the transaction contemplated hereby (and Investor's due diligence) will be true, correct and complete in all respects on and as of the date of the issuance of the Shares, as if made on and as of such date and shall survive such issuance.

          19.     Legends  and  Restrictions.
                  --------------------------

          (a)     Legend.  Investor  understands  and  agrees  that  the
                  ------
certificate(s)  representing  Shares  will  bear  legends in the following form:

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY AND IN GOOD FAITH SATISFACTORY TO THE ISSUER TO THE EFFECT THAT THE PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

          (b)     Compliance  with  Applicable  Securities Laws. Transfer of the
                  ---------------------------------------------
Shares by Investor shall only be made in compliance with all applicable securities laws. Lenz may refuse to register any transfer of the Shares by Investor which Lenz reasonably and in good faith believes is not in compliance with the applicable securities laws. Lenz's right to do so shall survive any expiration or termination of this Agreement.

          20.     Issuance  Date.   Lenz  is in the process of changing its name
                  --------------
     to Canadian Rockport Homes International, Inc., and authorizing additional capital stock. As used herein the term "Issuance Date" shall refer to that day which is five (5) business days after the effective date of the name change and of the additional stock authorization. The Issuance Date shall be on, or before February 20, 2001.

          21.     General  Provisions.
                  -------------------

          (a)     Notices.  Except  as  expressly  provided herein, all notices,
                  -------
requests or other communications required hereunder shall be in writing and shall be given personal delivery, international overnight courier service, or by certified or registered mail, postage prepaid, return receipt requested, addressed to the respective party at the applicable address set forth herein, or to any party at such other addresses as shall be specified in writing by such party to the other parties in accordance with the terms and conditions of this Section. All notices, requests or communications shall be deemed effective upon personal delivery, or seven (7) days following deposit in the mail, or two (2) business days following deposit with any international overnight courier service.

     In  order  to  be  effective,  any  such Notice shall be given, as follows:

     To  Lenz:                    Lenz  Products,  Inc.
                                  Suite  507
                                  700  West  Pender  Street,
                                  Vancouver,  B.C.
                                  Canada  V6C  1G8

     To  Ms.  Robinson:           Karey  Michelle  Robinson
                                  3921  West  13th  Avenue
                                  Vancouver,  B.C.
                                  Canada  V6R  2T1

Notice of change of address shall be given by written notice in the manner detailed in this paragraph. Rejection or other refusal to accept or the failure to deliver due to any change of address of which no notice was given shall not effect the time at which such notice shall be deemed to have been given and shall constitute receipt of such communication.

          (b)     Jurisdiction,  Venue  and Governing Law.  This Agreement shall
                  ---------------------------------------
be governed by and construed and enforced in accordance with the laws of the Province of British Columbia (regardless of that jurisdiction or any other jurisdiction's choice of law principles). To the extent permitted by law, the parties hereto agree that all actions or proceedings arising in connection herewith, shall be litigated in the state and federal courts located in Vancouver, British Columbia, Canada, and each party hereby waives any right that such party may have to assert the doctrine of Forum Non Conveniens or to object to venue. The parties each hereby stipulate that the courts located in Vancouver, British Columbia, Canada, shall have personal jurisdiction and venue over each party for the purpose of litigating any such dispute, controversy or proceeding arising out of or related to this Agreement.

          (c)     No  Assignment.  This  Agreement  is personal to Investor, and
                  --------------
Investor may not assign any rights or delegate any responsibilities hereunder without the prior approval of Lenz.

          (d)     Amendments.  This Agreement shall be binding upon and inure to
                  ----------
the benefit of the parties and their respective successors, heirs and permitted assigns. This Agreement may not be altered, modified, changed or discharged except in writing signed by both the parties.

          (e)     Validity.   If  any one or more of the provisions (or any part
                  --------
thereof) of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

          (f) INVESTOR AND LENZ EACH ACKNOWLEDGE THAT SHE AND IT HAVE HAD THE OPPORTUNITY TO CONSULT WITH THE ADVISOR OF HER OR ITS CHOICE AND THAT SHE AND IT HAVE FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT.

          (g)     Time  of  Essence;  Cooperation. Time is of the essence in the
                  -------------------------------
performance of the obligations of the parties in connection with this Agreement. All parties shall cooperate fully in carrying out the terms of this Agreement and shall prepare and execute all documents reasonably necessary to carry out the terms of this Agreement.

          (h)     Attorney's  Fees.  In  the event that any action or proceeding
                  ----------------
is commenced by either party hereto for the purpose of enforcing any provision of this Agreement, the successful or prevailing party shall recover reasonable attorney's fees and other costs incurred in such action or proceeding.

     IN WITNESS WHEREOF, each of the parties hereby executes this Agreement of the date first set forth above.

                                   Lenz  Products,  Inc.


                                        By:  /s/  William Malone
                                             ---------------------------------
                                             William  R.  Malone,  Director



          INVESTOR:                          /s/ Karey Robinson
                                             ---------------------------------
                                             Karey  Michelle  Robinson


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